Exhibit 10.2

IBIO, INC.

INDEMNITY AGREEMENT

This Indemnity Agreement, dated effective as of July 13, 2020, is made by and between iBio, Inc., a Delaware corporation (the “Company”), and John Delta and TechCXO LLC (together the “Indemnitees”).

RECITALS

A.                The Company and Indemnitees recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees and other agents to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

B.                The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitees, to serve as directors, officers, employees and agents of the Company and its subsidiaries and wishes to indemnify its directors, officers, employees and other agents to the maximum extent permitted by law.

C.                 Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

D.                In order to induce Indemnitees to serve or continue to serve as a director, officer, employee or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitees.

AGREEMENT

NOW, THEREFORE, the Indemnitees and the Company hereby agree as follows:

1.                  Definitions. As used in this Agreement:

(a)               “Agent” means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b)               “Board” means the Board of Directors of the Company.

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(c)               “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company, provided, however, that any person who, directly or indirectly is the beneficial owner of 20% or more of such total voting power as of the date of this Agreement, and whose interest does not at any time represent less than 20% of such voting power, shall not be included for purposes of subsection (i) above.

(d)               “Expenses” shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by the Indemnitees in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, or Section 145 or otherwise; provided, however, that “Expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding.

(e)               “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitees in any matter material to either such party; or (ii) any other party to or witness in the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitees in an action to determine the Indemnitees’ rights under this Agreement.

(f)                “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

(g)               “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.                  No Right to Employment. The Indemnitees agree that nothing contained in this Agreement is intended to create any right to employment by the Indemnitees.

3.                  Liability Insurance.

(a)               Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitees shall continue to serve as an Agent of the Company and thereafter so long as the Indemnitees shall be subject to any possible Proceeding by reason of the fact that the Indemnitees was an Agent of the Company, the Company shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below.

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(b)               Rights and Benefits. In all policies of D&O Insurance, the Indemnitees shall qualify as an insured in such a manner as to provide the Indemnitees the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors (as defined by the insurer) if the Indemnitees is such an independent director; of the Company’s non-independent directors if the Indemnitees is not an independent director; of the Company’s officers if the Indemnitees is an officer of the Company; or of the Company’s key employees, if the Indemnitees is not a director or officer but is a key employee.

4.                  Mandatory Indemnification. Subject to the terms of this Agreement:

(a)               Third Party Actions. If the Indemnitees is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitees is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitees in any such capacity, the Company shall indemnify the Indemnitees against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by the Indemnitees in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitees acted in good faith and in a manner the Indemnitees reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)               Derivative Actions. If the Indemnitees is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that the Indemnitees is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitees in any such capacity, the Company shall indemnify the Indemnitees against all Expenses actually and reasonably incurred by the Indemnitees in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitees acted in good faith and in a manner the Indemnitees reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this Section 4(b) shall be made in respect to any claim, issue or matter as to which the Indemnitees shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitees is fairly and reasonably entitled to indemnity for such amounts which the Delaware Court of Chancery or such other court shall deem proper.

(c)               Actions where Indemnitees is Deceased. If the Indemnitees is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the Indemnitees is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitees in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding the Indemnitees is deceased, the Company shall indemnify the Indemnitees’ heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent the Indemnitees would have been entitled to indemnification pursuant to this Agreement were the Indemnitees still alive.

(d)               Certain Terminations. The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that the Indemnitees did not act in good faith and in a manner which the Indemnitees reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that the Indemnitees had reasonable cause to believe that the Indemnitees’ conduct was unlawful.

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(e)               Limitations. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitees for Expenses or liabilities of any type whatsoever for which payment is actually made to or on behalf of the Indemnitees under an insurance policy, or under a valid and enforceable indemnity clause, by-law or agreement.

5.                  Indemnification for Expenses in a Proceeding in Which the Indemnitees is Wholly or Partly Successful.

(a)               Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent the Indemnitees has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which the Indemnitees was a party by reason of the fact that the Indemnitees is or was an Agent of the Company at any time, the Company shall indemnify the Indemnitees against all Expenses actually and reasonably incurred by or on behalf of the Indemnitees in connection with the investigation, defense or appeal of such Proceeding.

(b)               Partially Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitees is a party to or a participant in any Proceeding (including, without limitation, an action by or in the right of the Company) in which the Indemnitees was a party by reason of the fact that the Indemnitees is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitees against all Expenses actually and reasonably incurred by or on behalf of the Indemnitees in connection with each successfully resolved claim, issue or matter.

(c)               Dismissal. For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.                  Mandatory Advancement of Expenses. Subject to the terms of this Agreement and following notice pursuant to Section 7(a) below, the Company shall advance all Expenses reasonably incurred by the Indemnitees in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitees is a party or is threatened to be made a party by reason of the fact that the Indemnitees is or was an Agent of the Company (unless there has been a final determination that the Indemnitees is not entitled to indemnification for such Expenses) upon receipt of (i) an undertaking by or on behalf of the Indemnitees to repay the amount advanced in the event that it shall ultimately be determined that the Indemnitees is not entitled to indemnification by the Company and (ii) satisfactory documentation supporting such Expenses. Such advances are intended to be an obligation of the Company to the Indemnitees hereunder and shall in no event be deemed to be a personal loan. The advances to be made hereunder shall be paid by the Company to the Indemnitees within thirty (30) days following delivery of a written request therefor by the Indemnitees to the Company together with such documentation and information as is reasonably available to Indemnitees and is reasonably necessary to determine whether and to what extent Indemnitees are entitled to such indemnification or advances and, in the case of advances, a statement or statements reasonably evidencing the expenses incurred by Indemnitees. In the event that the Company fails to pay Expenses as incurred by the Indemnitees as required by this paragraph, Indemnitees may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay Expenses as set forth in this paragraph. If Indemnitees seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitees has an adequate remedy at law for damages.

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7.                  Notice and Other Indemnification Procedures.

(a)               Notice by Indemnitees. Promptly after receipt by the Indemnitees of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitees shall, if the Indemnitees believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof. Notwithstanding the foregoing, any failure of Indemnitees to provide such a notice to the Company, or to provide such notice in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitees unless, and to the extent that, such failure or delay actually and materially prejudices the interests of the Company.

(b)               Insurance. If the Company receives notice pursuant to Section 7(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitees, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)               Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitees, the Company shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by the Indemnitees (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitees of written notice of its election so to do. After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to the Indemnitees under this Agreement for any fees of counsel subsequently incurred by the Indemnitees with respect to the same Proceeding, provided that: (i) the Indemnitees shall have the right to employ his or her own counsel in any such Proceeding at the Indemnitees’ expense; and (ii) the Indemnitees shall have the right to employ his or her own counsel in any such Proceeding at the Company’s expense if (A) the Company has authorized the employment of counsel by the Indemnitees at the expense of the Company, (B) the Indemnitees shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitees in the conduct of any such defense, (C) after a Change in Control not approved by a majority of the members of the Board who were directors immediately prior to such Change in Control, the employment of counsel by Indemnitees has been approved by Independent Counsel, or (D) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.

8.                  Right to Indemnification.

(a)               Right to Indemnification. In the event that Section 5(a) is inapplicable, the Company shall indemnify the Indemnitees pursuant to this Agreement unless, and except to the extent that, it shall have been determined by one of the methods listed in Section 8(b) that the Indemnitees has not met the applicable standard of conduct required to entitle the Indemnitees to such indemnification.

(b)               Determination of Right to Indemnification. A determination of the Indemnitees’ right to indemnification hereunder shall be made at the election of the Board by (i) a majority vote of directors who are not parties to the Proceeding for which indemnification is being sought, even though less than a quorum, or by a committee consisting of directors who are not parties to the Proceeding for which indemnification is being sought, who, even though less than a quorum, have been designated by a majority vote of the disinterested directors, (ii) a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum (iii) if there are no such disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitees, (iii) by the stockholders of the Company, or (iv) by a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by the Indemnitees and the last of whom is selected by the first two arbitrators so selected; provided, however, that, following any Change in Control not approved by a majority of the members of the Board who were directors immediately prior to such Change in Control, such determination shall be made by an Independent Counsel as specified in clause (ii) above or by a panel of arbitrators as specified in clause (iv) above.

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(c)               Submission for Decision. As soon as practicable, and in no event later than thirty (30) days after the Indemnitees’ written request for indemnification, the Board shall select the method for determining the Indemnitees’ right to indemnification. The Indemnitees shall cooperate with the person or persons or entity making such determination with respect to the Indemnitees’ right to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitees and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitees’ entitlement to indemnification under this Agreement.

(d)               Application to Court. If (i) the claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company within ninety (90) days after the request therefor, (iii) the advancement of Expenses is not timely made pursuant to Section 6 of this Agreement or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement, the Indemnitees shall have the right to apply to the Delaware Court of Chancery, the court in which the Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitees’ right to indemnification (including the advancement of Expenses) pursuant to this Agreement.

(e)               Expenses Related to the Enforcement or Interpretation of this Agreement. The Company shall indemnify the Indemnitees against all reasonable Expenses incurred by the Indemnitees in connection with any hearing or proceeding under this Section 8 involving the Indemnitees and against all reasonable Expenses incurred by the Indemnitees in connection with any other proceeding between the Company and the Indemnitees involving the interpretation or enforcement of the rights of the Indemnitees under this Agreement, unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitees in any such proceeding was frivolous or made in bad faith.

9.                  Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:

(a)               Claims Initiated by Indemnitees. To indemnify or advance Expenses to the Indemnitees with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitees and not by way of defense, with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the Proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 in advance of a final determination;

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(b)               Lack of Good Faith. To indemnify the Indemnitees for any Expenses incurred by the Indemnitees with respect to any Proceeding instituted by the Indemnitees to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitees in such Proceeding was not made in good faith or was frivolous;

(c)               Unauthorized Settlements. To indemnify the Indemnitees under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld;

(d)               Claims Under Section 16(b). To indemnify the Indemnitees for Expenses and the payment of profits made from the purchase and sale (or sale and purchase) by the Indemnitees of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(e)               Payments Contrary to Law. To indemnify or advance Expenses to the Indemnitees for which payment is prohibited by applicable law.

10.              Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitees may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitees’ official capacity and as to action in another capacity while occupying the Indemnitees’ position as an Agent of the Company, and the Indemnitees’ rights hereunder shall continue after the Indemnitees has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitees.

11.              Permitted Defenses. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that the Indemnitees is not entitled to indemnification because of the limitations set forth in Sections 4 and 9 hereof. Neither the failure of the Company (including its Board of Directors) or an Independent Counsel to have made a determination prior to the commencement of such enforcement action that indemnification of the Indemnitees is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors) or an Independent Counsel that such indemnification is improper, shall be a defense to the action or create a presumption that the Indemnitees is not entitled to indemnification under this Agreement or otherwise.

12.              Subrogation. Except as provided in Section 13, in the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitees, who shall execute all documents required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays the Indemnitees’ costs and expenses of doing so), including without limitation by assigning all such rights to the extent of such indemnification or advancement of Expenses.

13.              Primacy of Indemnification. The Company hereby acknowledges that the Indemnitees may have certain rights to indemnification, advancement of expenses or liability insurance provided by a third-party and certain of its affiliates (collectively, the “Entity Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort, i.e., its obligations to the Indemnitees under this Agreement and any indemnity provisions set forth in its Certificate of Incorporation, Bylaws or elsewhere (collectively, “Indemnity Arrangements”) are primary, and any obligation of the Entity Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitees is secondary and excess, (ii) it shall advance the full amount of expenses incurred by the Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of the Indemnitees, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights the Indemnitees may have against the Entity Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Entity Indemnitors from any claims against the Entity Indemnitors for contribution, subrogation or any other recovery of any kind arising out of or relating to any Indemnity Arrangement. The Company further agrees that no advancement or indemnification payment by any Entity Indemnitor on behalf of the Indemnitees shall affect the foregoing, and the Entity Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitees against the Company. The Company and the Indemnitees agree that the Entity Indemnitors are express third party beneficiaries of the terms of this Section 13.

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14.              Survival of Rights.

(a)               All agreements and obligations of the Company contained herein shall continue during the period Indemnitees is an Agent of the Company and shall continue thereafter so long as Indemnitees shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitees was serving in the capacity referred to herein.

(b)               The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

15.              Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitees to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

16.              Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

17.              Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.              Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours. Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

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19.              Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the General Corporation Law of Delaware.

20.              Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

Indemnitees:

/s/ John Delta

_________________________________

Name: John Delta

Address:    #####

Name: TechCXO LLC

/s/ John Delta

By: ______________________________

Name: John Delta

Its: Managing Partner

Address:    1911 Grayson Highway, Suite 8/122
Grayson, GA 30017

Company: IBIO, INC. /s/ Tom Isett By: _________________________________ Name: Tom Isett Title: Chief Executive Officer

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